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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 (Amendment No. 1) of our reports dated August 2, 1996 relating to the financial statements of MarkWest Hydrocarbon, Inc. and MarkWest Hydrocarbon Partners, Ltd., which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Denver, Colorado
September 13, 1996